Exhibit 10.35

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement (the “Amendment”) is made and entered as of March 16, 2026, by and between Cyabra Strategy Ltd. an Israeli company (the “Company”) and Ido Shraga, I.D. [*] (the “Employee”) (each a “Party” and collectively the “Parties”).

R E C I T A L S

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated January 19, 2018 as amended on February 10, 2025 (the “Employment Agreement”); and

WHEREAS, the Parties wish to amend the Employment Agreement to reflect such understandings and other amendments as set forth herein, effective as of January 1, 2026 (the “Effective Date”).

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the Parties hereto agree as follows:

1.	General

1.1	The preamble to this Amendment constitutes an integral part hereof.

1.2	The headings in this Amendment are for the purpose of convenience only and shall not be used for the purposes of interpretation.

1.3	All capitalized terms used in this Amendment that are not defined in this Amendment but are defined in the Employment Agreement, shall have the definitions given to them in the Employment Agreement.

2.	Salary Increase

2.1	As of the Effective Date, the Employee’s Monthly Salary shall be increased to NIS 80,570.

2.2	As of the Effective Date, the following sections of the Specific Terms shall be replaced to be as follows:

Monthly Salary	NIS 80,570 (gross)

3.	Bonus

3.1	As of the Effective Date, Section 5.10 shall be added to the Employment Agreement:

“5.10. Bonus - The Employee shall be eligible for bonuses as agreed hereunder; any bonus shall be dependent upon the Employee’s continuous engagement with the Company throughout the period until the Employee is entitled to receive the respective bonus. There shall be no entitlement for any unpaid bonus, regardless of whether or not such entitlement has become due at the relevant time, if the employment is terminated for Cause. Any bonus granted pursuant to this provision will not be considered as a part of the Employee’s social benefits and will not be taken into account for the purpose of calculating the Employee’s social and/or other benefits of any kind.

3.2	As of the Effective Date, the following language shall be added to the Specific Terms:

Annual Bonus	Starting January 2026, the Employee shall be entitled to an annual bonus in the amount of NIS 138,000 (the “Annual Bonus”), subject to standard payroll taxes and deductions. Employee’s entitlement to the Annual Bonus shall be payable on the Company’s regular payroll date for January of each applicable calendar year.
One time transaction bonus	Upon the closing of the transaction contemplated by that certain Merger Agreement by and between the Company, Trailblazer Merger Corporation I, Trailblazer Holdings, Inc. and Trailblazer Merger Sub Ltd., dated as of July 22, 2024, as amended on November 11, 2024 and on November 6, 2025, the Employee shall be entitled to receive a gross bonus in the amount of NIS 1,380,000 (the “Transaction Bonus”). The Transaction Bonus shall be paid as a one-time lump sum within thirty (30) days following the date of such closing. The Transaction Bonus will be subject to standard payroll taxes and deductions.

4.	Employee’s Duties

4.1	Sections 3.7 and 3.8 of the Employment Agreement are deleted.

5.	General Provisions

5.1	Except as provided explicitly herein, all other provisions of the Employment Agreement (including any of its exhibits) shall continue to be in full force and effect, mutatis mutandis.

5.2	In the event of any inconsistency between the provisions of this Amendment and the provisions of the Employment Agreement, this Amendment shall prevail.

5.3	The Employee hereby represents and confirms that he has read this Amendment, and that he received any and all clarifications and explanations he requested, understands its contents, meaning and consequences, and is executing this Amendment of his own free and un-coerced will. This Amendment shall be deemed due notification regarding amendment of the Executive’s employment terms in accordance with applicable law.

5.4	This Amendment and the Employment Agreement, as amended herein, supersede all prior agreements, written or oral, between the parties hereto relating to the subject matter hereof. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on and as of the date first written above.

COMPANY:		EMPLOYEE:

CYABRA STRATEGY LTD.		Ido Shraga

By:	/s/ Yael Sandler
Name:	Yael Sandler	Signature:	/s/ Ido Shraga
Title:	Chief Financial Officer